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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2002

SOUTHERN PERU COPPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

2575 East Camelback Rd. Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 977-6500

180 Maiden Lane	New York, NY	10038

(Former name or former address if changed since last report)

Explanatory Note:

        This Current Report on Form 8-K also applies to the Savings Plan of Southern Peru Copper Corporation and Participating Subsidiaries.

ITEM 4. Changes in Registrant's Certifying Accountant

        On April 25, 2002, upon the recommendation of the Audit Committee, the Board of Directors of the Company approved the selection of Deloitte & Touche LLP as independent auditors for 2002, dismissing Arthur Andersen LLP ("Arthur Andersen"). The dismissal of Arthur Andersen followed the decision of the Company to seek proposals from independent auditing firms to audit the financial statements of the Company. The appointment of Deloitte & Touche LLP is subject to shareholder ratification at the Company's 2002 Annual Meeting of Shareholders. In order to ensure an orderly transition of auditors, the Company intends to continue to use Arthur Andersen for certain services during 2002 as determined to be necessary.

        In connection with the audits for the two most recent fiscal years and through April 25, 2002, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference thereto in its report on the financial statements of the Company for such time periods. Also, during those time periods, there have been no "reportable events," as such term is used in Item 304(a)(1)(v) of Regulation S-K.

        Arthur Andersen's reports on the financial statements of the Company for the last two years neither contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        The Company provided Arthur Andersen a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the "Commission"). Arthur Andersen has provided the Company with a letter, addressed to the Commission, which is filed as an exhibit to this Current Report on Form 8-K.

        During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 25, 2002, the Company did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 29, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN PERU COPPER CORPORATION
By:	/s/ ARMANDO ORTEGA GOMEZ
Its:	Vice President—Legal and Secretary

Date: April 29, 2002

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  ITEM 4. Changes in Registrant's Certifying Accountant
  ITEM 7. Financial Statements and Exhibits
SIGNATURES